EXHIBIT 10.2 - Line of Credit Promissory Note


LINE OF CREDIT PROMISSORY NOTE

One Hundred Fifty Thousand Dollars ($150,000)

Effective Date: January 4, 2002

FOR VALUE RECEIVED, Biodyne, Inc., ("Borrower"), a Texas corporation, promises to pay to the order of Chris M. Hymel, ("Lender"), the principal sum of One Hundred Fifty Thousand Dollars ($150,000), or so much thereof as may be disbursed to, or for, the benefit of the Borrower by Lender in Lender's sole and absolute discretion. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to $150,000 from Lender; provided, however, that Lender has no obligation to lend Borrower any amounts hereunder and the decision to lend such money lies in the sole and complete discretion of the Lender.

INTEREST & PRINCIPAL: The unpaid principal of this line of credit shall bear simple interest at the rate of 2.5 percent (2.5%) per quarter. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances made hereunder. Interest on the unpaid balance of this Note shall accrue quarterly but shall not be due and payable until such time as when the principal balance of this Note becomes due and payable. All outstanding and unpaid principal and all accrued and unpaid interest shall be due and payable to Payee on the fourth (4th) anniversary date of this Note, but in no event later than January 15, 2006. This Note may be renewed and extended at the option of the Payee on the fourth (4th) anniversary date. There shall be no penalty for early repayment of all or any part of the principal.

SECURITY: To secure the indebtedness arising out of the "Line of Credit", the Borrower grants to the Lender a lien and security interest in the corporate assets located in Brazoria County, Texas, and rights to payment and receipt of money relating to its accounts receivables (the "Receivables") and the cash proceeds thereof.

DEFAULT: The Borrower shall be in default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder.
(ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due;
(iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.


BORROWER:
For Biodyne, Inc.

/s/ Malcolm Skolnick
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Malcolm Skolnick, Secretary